Exhibit 10.15

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT , MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ATRECA, INC. IF PUBLICLY DISCLOSED.

Execution Version

NOMINATING AGREEMENT

THIS NOMINATING AGREEMENT (this “Agreement”), dated as of September 5, 2018, by and among Atreca, Inc., a Delaware corporation (the “Company”), Baker Brothers Life Sciences, L.P. (“BBLS”) and 667, L.P. (together with BBLS, the “Investor”).

WHEREAS, the Company and the Investor are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, in order to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall set forth certain rights and obligations with respect to the shares of the Company’s capital stock beneficially owned by the Investor.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Affiliate” has the meaning given to that term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(b)                                 “Board of Directors” means the Board of Directors of the Company.

(c)                                  “Bylaws” means the Bylaws of the Company, as may be amended, restated or otherwise modified from time to time.

(d)                                 “Common Stock” means shares of the Company’s Common Stock, par value $0.0001 per share.

(e)                                  “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended.

2.                                      Board Representation.

(a)                                 Subject at all times to Sections 2(b) and 3(n) below, during the period beginning at the closing of the IPO until such time as the Investor and its Affiliates no longer beneficially own at least [*] shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the Company shall support the nomination of, and cause the Board of Directors to include in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company, two (2) persons designated at any time and from time to time by the Investor (each, an “Investor Designee”).  In the event that an Investor Designee resigns his or her seat on the Board of Directors or is removed or otherwise fails to become or ceases to be a director for any reason, the vacancy will be filled by the election or appointment of another director nominated by the Investor as soon as reasonably practicable in compliance with applicable laws, rules and regulations.  Investor will provide the Company, in writing, the information about each Investor Designee that is reasonably required by

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

applicable law for inclusion in the Company’s proxy materials for meetings of stockholders promptly after the Company requests such information from the Investor, and will cause each Investor Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally.

(b)                                 Notwithstanding the provisions of Section 2(a), the Investor shall not be entitled to designate any person as a nominee to the Board of Directors if a majority of the disinterested members of the Board of Directors reasonably and in good faith determines, after consultation with the Company’s outside legal counsel, that such person would not be qualified to serve as a director of the Company under any applicable law, rule or regulation, rule of the stock exchange on which the Company’s shares are listed, the Bylaws or any policy or guidelines previously approved by the Board of Directors. The Company shall notify the Investor of any objection to an Investor Designee pursuant to this Section 2(b) sufficiently in advance of the date on which the proxy materials related to any such designee are to be mailed by the Company in connection with such election of directors so as to enable the Investor to propose a replacement Investor Designee in accordance with the terms of this Agreement.

(c)                                  Subject at all times to Section 3(n) below and the other limitations set forth in this Section 2(c), during the period beginning at the closing of the IPO until such time as the Investor and its Affiliates no longer beneficially own at least [*] shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the Company shall invite two (2) designees of the Investor (each, an “Observer”) to attend all meetings of the Board of Directors and each committee thereof in a nonvoting observer capacity.  In this respect, the Company shall give each Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at substantially the same time and in the same manner as provided to such directors; provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if (i) the Board of Directors determines based upon the advice of outside counsel that access to such information or attendance at such meeting is reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel, (ii) the Board of Directors determines  that access to such information or attendance at such meeting is reasonably likely to result in a conflict of interest, (iii)  the Board of Directors reasonably determines in good faith that such Observer or an Affiliate of such Observer is a competitor of the Company, (iv) to protect highly confidential information, or (v) for other similar reasons. With respect to any particular Observer, the Company’s obligations under this Section 2(c) are contingent upon such Observer’s (x) entering into a confidentiality agreement with the Company in a form that is reasonably acceptable to the Company and the Investor and (y) agreeing to be bound by the Company’s insider trading and window policies then in effect and applicable to members of the Board of Directors.  Additionally, the rights set forth in this Section 2(c) may only be exercised by the Investor at such time or times when no Investor Designee is on the Board of Directors.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.                                      Miscellaneous.

(a)                                 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

(b)                                 Certain Adjustments. Subject to Section 3(n) below, the provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities.  In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination or otherwise, the provisions of this Agreement shall be appropriately adjusted.

(c)                                  Enforcement. The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

(d)                                 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

(e)                                  Entire Agreement. This Agreement, the Bylaws and for so long as they remain in force, the Voting Agreement and the Letter Agreement (each as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(f)                                   All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below.  Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by facsimile followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service.  Notices shall be effective upon receipt.  Either party may change its notice address by providing the other party written notice of such change.  Notices shall be delivered as follows:

Baker Brothers Investments
If to the Investor:	[PRIVATE ADDRESS]

If to the Company:	500 Saginaw Drive, First Floor
Redwood City, CA 94063
Attention: John Orwin, Chief Executive Officer
Email: jorwin@atreca.com

with a copy (which copy shall not constitute notice) to:	Cooley LLP 3175 Hanover Street

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Palo Alto, CA 94304
Attention: Danielle Naftulin, Esq.
Email: dnaftulin@cooley.com
Fax: (650) 849-7400

(g)                                 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Investor hereto upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default of the Company under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, in each case, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(h)                                 Counterparts. This Agreement may be executed in any number of counterparts  (including by facsimile or other electronic means), each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(i)                                    Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)                                    Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by the Company and the Investor.

(k)                                 Jurisdiction. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of Delaware or in any Delaware state court and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

(l)                                    Further Assurances. The parties agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The parties also agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Agreement.

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(m)                             Enforcement. The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

(n)                                 Termination. This Agreement shall automatically terminate upon the earlier of (i) such time as the Investor and its Affiliates no longer beneficially own at least [*] shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), or (ii) consummation of an Acquisition as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof.

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[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each of the parties hereto has executed this Nominating Agreement as of the date first above written.

ATRECA, INC.

By:	/s/John Orwin
Name:	John Orwin
Title:	Chief Executive Officer

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:
Name:	Scott Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:
Name:	Scott Lessing
Title:	President

[*]           = Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each of the parties hereto has executed this Nominating Agreement as of the date first above written.

ATRECA, INC.

By:
Name:	John Orwin
Title:	Chief Executive Officer

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/Scott Lessing
Name:	Scott Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/Scott Lessing
Name:	Scott Lessing
Title:	President